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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT*
                           ---------------------------

         Name                                        Place of Incorporation
         ----                                        ----------------------
         Kaydon International, Inc.                  United States Virgin Islands
         Kaydon Ring and Seal, Inc.                  Delaware
         Kaydon S.A. de C.V.                         Nuevo Leon, United Mexican States
         I.D.M. Electronics Ltd.                     United Kingdom
         Electro-Tec Corp.                           Delaware
         Cooper Roller Bearing Company Ltd.          United Kingdom
         Cooper Split Roller Bearing Corporation     Virginia
         Cooper Geteilte Rollenlager GmbH            Germany
         Industrial Tectonics Inc                    Delaware
         Kaydon Acquisition Corp. V                  Delaware
         (d/b/a Seabee Corporation)
         (d/b/a Gold Star Manufacturing, Inc.)
         Kaydon Acquisition VII, Inc.                Delaware
         (d/b/a Victor Fluid Power, Inc.)
         Great Bend Industries, Inc.                 Delaware
         Industrial Tectonics, Inc.-                 Delaware
            Japan Trading Company
         Filterdyne Filtration Systems, Inc.         Georgia
         Focal Technologies, Inc.                    Nova Scotia, Canada
         Kaydon Acquisition XI, Inc.                 Delaware
         (d/b/a Canfield Technologies, Inc.)
         Kaydon Acquisition XII, Inc.                Delaware
         (d/b/a Tridan International, Inc.)
         Indiana Precision, Inc.                     Indiana
         ACE Controls, Inc.+                         Michigan
         ACE International, Inc.+                    Delaware
         ACE Japan, L.L.C.+                          Michigan
         ACE Germany, GmbH+                          Germany

* All of which are, directly or indirectly, wholly-owned by the Registrant.

+ Subsidiaries acquired on March 1, 2001 via the acquisition of ACE Controls, Inc. and ACE International, Inc.